EXHIBIT 99.2





                                 PRESS RELEASE





FOR IMMEDIATE RELEASE              CONTACT:

Titanium Metals Corporation             J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300               Vice President-Finance & Treasurer
Denver, Colorado  80202                 303-296-5600


                            TIMET DECLARES DIVIDEND


     DENVER, COLORADO . . . July 23, 1998 . . . Titanium Metals Corporation (NYSE: TIE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of four cents ($0.04) per share of common stock, payable on September 15, 1998, to stockholders of record as of the close of business on September 1, 1998.

     Titanium Metals Corporation, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products.

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